Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AiXin Life International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AiXin Life International, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with the U.S. generally accepted accounting principles in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition – Identifying and evaluating the timing and amount of revenue recognition

Description of the Matter

As described in Note 2 of the consolidated financial statements, the Company provides advertising services to its customers, and revenue related to these services were recognized over the applicable service period. The Company also purchases products from the same customer. The principal considerations for our determination that performing procedures relating to revenue recognition, specifically the identification and evaluation of the timing and amount of revenue recognition, is a critical audit matter, involved judgment exercised by management in identifying and evaluating the timing and amount of advertising revenue recognition. Auditor judgement is involved in performing our audit procedures to evaluate whether the timing and amount of revenue recognition on advertising was appropriately stated.

How We Addressed the Matter in Our Audit

Our audit procedures over determining the time period over which the advertising revenue is recognized involved, among others, evaluation of management’s assessment in regard to the timing and amount of advertising revenue recognition. We selected customer agreements and performed the following procedures:

●	Obtained and read the customer agreements or contracts for each selected agreement.
●	Evaluated and tested management’s identification of significant terms for completeness, including the identification of performance obligations.
●	From the terms in the customer agreement, evaluated the appropriateness of management’s application of their accounting policies, in their determination of revenue recognition conclusions.

For the payment made to customer, we evaluated the application of the Company’s accounting policies in the context of applicable accounting standards. In addition, we tested the mathematical accuracy of management’s calculations of revenue and the associated timing and amount of revenue recognized in the consolidated financial statements.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2019.

Diamond Bar, California

April 15, 2022, except for the effects of the restatement disclosed in Note 2, as to which the date is December 10, 2024

AIXIN LIFE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(RESTATED)

	December 31	December 31
	2021	2020
Assets
Current assets

Cash and cash equivalents	$8,556,642	$7,757,520
Restricted cash	44,211	-
Accounts receivable, net	45,923	37,038
Accounts receivable, related party	-	60,262
Other receivables and prepaid expenses	143,281	256,606
Prepaid taxes	-	7,090
Advances to suppliers	162,969	158,004
Inventory, net	233,454	207,985
Due from related parties	19,055	-
Total current assets	9,205,535	8,484,505
Property and equipment, net	290,148	397,334
Intangible asset, net	1,940	4,465
Deferred tax asset	18,795	-
Security deposit	94,153	91,954
Operating lease right-of-use assets	2,049,775	2,377,831
Total assets	$11,660,346	$11,356,089

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$406,163	$128,238
Unearned revenue	171,408	283,974
Taxes payable	232,637	283,741
Accrued liabilities and other payables	752,400	860,760
Loan from third parties	94,153	457,436
Operating lease liabilities	848,230	798,621
Due to related parties	1,947,154	2,526,136
Total current liabilities	4,452,145	5,338,906
Operating lease liabilities - non-current	1,138,710	1,579,211
Total liabilities	5,590,855	6,918,117

Stockholders’ equity
Undesignated preferred stock, $0.001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.00001 per share, 500,000,000 shares authorized; 49,999,891 shares issued and outstanding as of December 31, 2021 and 2020	500	500
Additional paid in capital	14,086,793	11,517,371
Statutory reserve	151,988	151,988
Accumulated deficit	(8,880,613)	(7,704,045)
Accumulated other comprehensive income	710,823	472,158
Total stockholders’ equity	6,069,491	4,437,972

Total liabilities and stockholders’ equity	$11,660,346	$11,356,089

AIXIN LIFE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

	Years Ended December 31,
	2021	2020
Sales revenue:
Products	$1,102,117	$1,845,139
Advertising	1,944,811	1,870,343
Room revenues	442,203	524,620
Food and beverage revenues	605,551	428,071
Others	147,309	121,460
Total revenue, net	4,241,991	4,789,633

Operating costs and expenses
Cost of goods sold	790,588	1,157,756
Hotel operating costs	1,981,648	1,537,307
Selling	783,080	796,112
General and administrative	1,281,059	1,050,451
Provision for bad debts	36,349	35,851
Stock-based compensation	371,540	371,540
Total operating costs and expenses	5,244,264	4,949,017

Loss from operations	(1,002,273)	(159,384)

Non-operating income (expenses)
Interest income	4,221	537,731
Other income	132,103	116,840
Other expenses	(36,298)	(11,105)
Total non-operating income, net	100,026	643,466

(Loss) income before income tax	(902,247)	484,082

Income tax expense	274,321	340,155

Net (loss) income	(1,176,568)	143,927

Other comprehensive items
Foreign currency translation gain	238,665	289,425
Comprehensive (loss) income	$(937,903)	$433,352

(Loss) income per share - basic and diluted	$(0.024)	$0.002
Weighted average shares outstanding - basic and diluted	49,999,891	65,609,450

AIXIN LIFE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (RESTATED)

	Common Stock		Additional paid in	Statutory	Accumulated	Accumulated other comprehensive
	Shares	Amount	capital	reserves	deficit	income	Total
Balance at December 31, 2019	85,049,576	$850	$7,022,471	$11,721	$(7,707,705)	$182,733	$(489,930)
Cancellation of shares	(35,049,685)	(350)	350	-	-	-	-
Return of prepayment for acquisition	-	-	4,053,587	-	-	-	4,053,587
Capital contribution	-	-	69,423	-	-	-	69,423
Statutory reserve	-	-	-	140,267	(140,267)	-	-
Stock-based compensation	-	-	371,540	-	-	-	371,540
Net income	-	-	-	-	143,927	-	143,927
Foreign currency translation	-	-	-	-	-	289,425	289,425
Balance at December 31, 2020	49,999,891	500	11,517,371	151,988	(7,704,045)	472,158	4,437,972
Stock-based compensation	-	-	371,540	-	-	-	371,540
Acquisition of subsidiaries	-	-	(4,714,631)	-	-	-	(4,714,631)
Debt forgiven by major shareholder	-	-	2,473,228	-	-	-	2,473,228
Shareholder contribution	-	-	4,439,285	-	-	-	4,439,285
Net loss	-	-	-	-	(1,176,568)	-	(1,176,568)
Foreign currency translation	-	-	-	-	-	238,665	238,665
Balance at December 31, 2021	49,999,891	$500	$14,086,793	$151,988	$(8,880,613)	$710,823	$6,069,491

AIXIN LIFE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(RESTATED)

	For the Years Ended December 31
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,176,568)	$143,927
Adjustments required to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	121,409	76,895
Provision for bad debt allowance	36,349	35,851
Operating lease expense	923,617	954,235
Stock based compensation	371,540	371,540
Deferred tax	(18,570)	-
Changes in net assets and liabilities:
Accounts receivable	(44,251)	50,898
Accounts receivable - related parties	13,656	(56,952)
Other receivables and prepaid expenses	111,361	(90,669)
Advances to suppliers	(1,193)	136,591
Inventory	(20,247)	(14,384)
Accounts payable	266,624	(51,244)
Unearned revenue	(117,912)	189,206
Taxes payable	(49,982)	160,472
Payment of operating lease liabilities	(981,971)	(954,235)
Accrued liabilities and other payables	(127,048)	(35,511)
Net cash (used in) provided by operating activities	(693,186)	916,620

CASH FLOWS FROM INVESTING
ACTIVITIES: Purchase of property and equipment	(3,541)	(113,932)
Payment for (return of payment for) acquisition	(4,517,620)	4,087,409
Net cash (used in) provided by investing activities	(4,521,161)	3,973,477

CASH FLOWS FROM FINANCING
ACTIVITIES: Proceeds from related parties	1,848,903	2,185,449
Repayment of loan from third parties	(369,685)	175,947
Capital contribution	4,386,070	-
Net cash provided by financing activities	5,865,288	2,361,396
EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	192,392	421,764
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	843,333	7,673,257

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	7,757,520	84,263

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$8,600,853	$7,757,520

Supplemental Cash flow data:
Income tax paid	$404,276	$149,421
Interest paid	$-	$-
Non-cash investing and financing activities:
Capital contribution from forgiveness of related party loan	$2,446,238	$69,378

AIXIN LIFE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Aixin Life International, Inc. (the “Company” or “Aixin Life” or “we”) was incorporated under the laws of the State of Colorado on December 30, 1987 under the name Mercari Communications Group, Ltd (“Mercari”). On February 2, 2017, Mr. Quanzhong Lin (Mr. Lin) purchased 7,380,352 shares of the Company’s common stock, 65.0% of its outstanding shares from China Concentric Capital Group for $300,000, pursuant to a Stock Purchase Agreement dated December 21, 2016, which resulted in a change in control of our company.

On December 12, 2017, the Company issued 56,838,151 shares of common stock to Mr. Lin, the sole stockholder of AiXin (BVI) International Group Co., Ltd. a British Virgin Islands corporation (“AiXin BVI”), for his shares of AiXin BVI, pursuant to a Share Exchange Agreement.

As a result of the Share Exchange, AiXin BVI became the Company’s wholly-owned subsidiary, and the Company now owns all of the outstanding shares of HK AiXin International Group Co., Limited, a Hong Kong limited company (“AiXin HK”), which in turn owns all of the outstanding shares of Chengdu AiXinZhonghong Biological Technology Co., Ltd., a Chinese limited company (“AiXinZhonghong”), which markets and sells premium-quality nutritional products in China.

AiXin BVI was incorporated on September 21, 2017 as a holding company and AiXin HK was established in Hong Kong on February 25, 2016 as an intermediate holding company. AiXinZhonghong was established in the People’s Republic of China (“PRC”) on March 4, 2013, and on May 27, 2017, the local government of the PRC issued a certificate of approval regarding the foreign ownership of AiXinZhonghong by AiXin HK. Neither AiXin BVI nor AiXin HK had operations prior to December 12, 2017.

For accounting purposes, the acquisition of AiXin BVI was accounted for as a reverse acquisition and treated as a recapitalization of the Company effected by a share exchange, with AiXin BVI as the accounting acquirer. Since neither AiXin BVI nor AiXin HK had operations prior to December 12, 2017, the historical consolidated financial statements of AiXinZhonghong are now the historical consolidated financial statements of the Company. The assets and liabilities of AiXinZhonghong were brought forward at their book value and no goodwill was recognized.

Effective February 1, 2018, pursuant to Articles of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of Colorado, the Company changed its name to AiXin Life International., Inc (“Aixin Life”).

The Company, through its indirectly owned AiXinZhonghong subsidiary, mainly develops and distributes consumer products by offering a line of nutritional products. The Company sells the products through exhibition events, conferences, and person-to-person marketing. Beginning in 2019, the Company began to provide advertising services to clients who engaged the Company to help distribute their products. The Company’s business mainly focuses on a proactive approach to its customers such as hosting events for clients, which it believes is ideally suited to marketing its products because sales of nutrition products are strengthened by ongoing personal contact and support, coaching and education of its clients, as to the benefits of a healthy and active lifestyle.

On May 25, 2021, AiXin HK entered into an Equity Transfer Agreement with Chengdu Aixin Shangyan Hotel Management Co., Ltd (“Aixin Shangyan Hotel”), and its two shareholders Quanzhong Lin and Yirong Shen (“Transferor”). Pursuant to the agreement (the “Hotel Purchase Agreement”), Aixin Life agreed to purchase 100% ownership of Aixin Shangyan Hotel from Mr. Lin and Ms. Shen. Eighty percent of the equity of Aixin Shangyan Hotel was owned by Mr. Lin, and the remaining balance was owned by Ms. Shen. Under the terms of the Hotel Purchase Agreement, Aixin Life agreed to purchase all of the outstanding equity of Aixin Shangyan Hotel for a purchase price of RMB 7,598,887, or approximately $1.16 million (the “Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by Aixin Shangyan Hotel to the Transferor after December 31, 2020 and will be increased by an amount equal to any amounts contributed to Aixin Shangyan Hotel by the Transferor after December 31, 2020. The acquisition was completed in July

2021.

On June 2, 2021, AiXin HK entered into an Equity Transfer Agreement with Chengdu Aixintang Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy (together, “Aixintang Pharmacies”) and its three shareholders, Quanzhong Lin, Ting Li and Xiao Ling Li (“Transferor”). Mr. Lin owned in excess of 95% of the outstanding equity the Aixintang Pharmacies. The remaining equity interest was owned by Ting Li and Xiao Ling Li. Pursuant to the agreement (the “Pharmacies Purchase Agreement”), AiXin HK agreed to purchase all of the outstanding equity of Aixintang Pharmacies for an aggregate purchase price of RMB 34,635,845, or approximately US$5.31 million (the “Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by any of the Aixintang Pharmacies to the Transferor after December 31, 2020 and increased by an amount contributed to any of the Aixintang Pharmacies by the Transferor after such date. The acquisition was completed in September 2021.

The acquisitions will be accounted for as acquisitions of entities under common control under ASC 805-50-15-6, and the assets and liabilities acquired will be measured and recorded at the carrying amount under ASC 805-50-30-5. The results of operations during the year ended December 31, 2021 were presented as through the acquisition of Aixin Shangyan Hotel and Aixintang Pharmacies has occurred at the beginning of the period. The consolidated financial statements and financial information presented for prior years have been retrospectively adjusted to reflect the acquisition under common control.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of AiXinZhonghong, Aixin Shangyan Hotel and Aixintang Pharmacies is Chinese Renminbi (“RMB”). The accompanying consolidated financial statements are translated from RMB and presented in U.S. dollars (“USD”).

The consolidated financial statements include the accounts of the Company and its current wholly owned subsidiaries, AiXin HK, AiXinZhonghong, Aixin Shangyan Hotel and Aixintang Pharmacies. Intercompany transactions and accounts were eliminated in consolidation.

Covid – 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses and travel bans to limit the spread of the disease. Many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. However, since February 2022 to date, COVID-19 cases have increased again in many cities of China. There has been only a slight increase in the number of cases in Sichuan Province, the Province in which the Company is located, and the Company does not expect that the increase will impact the Company’s operations.

Financial impacts related to COVID-19, including the Company’s actions and costs incurred in response to the pandemic, were not material to the Company’s financial position, results of operations or cash flows for the year ended December 31, 2021. The Company has implemented procedures to promote employee and customer safety. These measures will not significantly increase its operating costs. However, the Company cannot predict with certainty what measures may be taken by its suppliers and customers and the impact these measures may have on its future financial position, results of operations or cash flows.

Use of Estimates

In preparing consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Restricted Cash

The restricted cash was for the temporary frozen of bank accounts held by Aixintang Pharmacy Co., Ltd. (“Aixintang Pharmacy”) and its branches by the court for a complaint against the Aixintang Pharmacy while Aixintang Pharmacy is the process of appeal (see Note 17 – litigation).

Accounts Receivable

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2021 and 2020, the bad debt allowance was $213,787 and $172,879, respectively.

Inventories

Inventories mainly consists of health supplements, drugs, pharmaceutical and nutritional products, food and beverage, hotel supplies and consumables. Inventories are valued at the lower of average cost or market, cost being determined on a moving weighted average method at the end of the month. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the years ended December 31, 2021 and 2020.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory,” which requires that inventory within the scope of the guidance be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Office furniture	5 years
Electronic equipment	2-3 years
Machinery	3 years
Leasehold improvements	3 years
Vehicles	5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2021 and 2020, there were no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income.

At December 31, 2021 and 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As revenues are and have been primarily from the delivery of products and the performance of services, and the Company has no significant post-delivery obligations, this did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from sale of goods under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation of the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

The Company’s revenue recognition policies for its various operating segments are as follows:

Advertising and Products

Advertising Revenue

Commencing in the third quarter of 2019, AiXin Zhonghong began to provide advertising services to its clients. Advertising contracts are signed to establish the price and advertising services to be provided. Pursuant to the advertising contracts, the Company provides advertising and marketing services to its clients through exhibition events, conferences, and person-to- person marketing. The Company performs a credit assessment of the customer to assess the collectability of the contract price prior to entering into contracts.

Most of the advertisement contracts designated that the Company perform such advertising services for its clients through exhibition events, conferences, and person-to-person marketing during the contracted period, regardless of the number of such events. As such, the Company determined that the performance obligation is satisfied over time during the contracted period and revenue is recognized accordingly. Such advertising revenue amounted to $1,944,811 and $1,863,785 for the years ended December 31, 2021 and 2020, respectively.

A smaller proportion of the Company’s advertising revenue is generated from services to its clients through exhibition events, conferences, and person-to-person marketing, and charges based on the number of promotional products sold. Such advertising revenue amounted to $0 and $6,558 for the years ended December 31, 2021 and 2020, respectively.

All of the advertising revenue is subject to the PRC VAT of 6%. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China.

Products Revenue

The Company’s revenue from sale of products is recognized when goods are delivered to the customer and no other obligation exists. The Company does not provide unconditional return or other concessions to the customer. The Company’s sales policy allows for the return of unopened products for cash after deducting certain service and transaction fees. As an alternative to the product return option, the customers have options of asking for an exchange for products with the same value.

Sales revenue of AiXin Zhonghong represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s products sold in China are subject to the PRC VAT of 13% since April 1, 2019. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Hotel

Hotel revenues are primarily derived from the rental of rooms, food and beverage sales and other ancillary goods and services, including but not limited to souvenir, parking and conference reservation. Each of these products and services represents a distinct performance obligation and, in exchange for these services, the Company receives fixed amounts based on published rates or negotiated contracts. Payment is due in full at the time when the services are rendered or the goods are provided. Room rental revenue is recognized on a daily basis when rooms are occupied. Food and beverage revenue and other goods and services revenue are recognized when they have been delivered or rendered to the guests as the respective performance obligations are satisfied. All of the hotel’s goods sold in China are subject to the PRC VAT of 6%. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China.

Pharmacies

The Company’s retail drugstores (Aixintang Pharmacies) recognize revenue at the time the customer takes possession of the merchandise. For pharmacy sales, each prescription claim is its own arrangement with the customer and is a performance obligation. Aixintang Pharmacies generally receives payments from customers as it satisfies its performance obligations. The Company records a receivable when it has an unconditional right to receive payment and only the passage of time is required before payment is due. Sales revenue represents the invoiced value of goods, net of VAT. All of Aixintang Pharmacies’ products sold in China are eligible for the PRC VAT of 0% as it qualifies as a small businesses.

Unearned Revenue

The Company’s unearned revenue primarily consists of advances received from customers for the rental of hotel rooms prior to the delivery of service. The room rental services are delivered (normally within one year) based upon contract terms and customer demand.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

During the year ended December 31, 2021, the Company had two major customers that accounted for over 10% of its total revenue.

Customer	Net sales for the year ended December 31, 2021	% of total revenue
A*	$1,286,792	30%
B	658,018	16%

During the year ended December 31, 2020, the Company had one major customer that accounted for over 10% of its total revenue.

Customer	Net sales for the year ended December 31, 2020	% of total revenue
A*	$1,863,785	39%

During the year ended December 31, 2021, the Company had one major supplier that accounted for over 10% of its total purchases.

Supplier	Net purchases for the year ended December 31, 2021	% of total purchase
C	$233,187	19%
F	180,907	15%

During the year ended December 31, 2020, the Company had one major supplies that accounted for over 10% of its total purchases.

Supplier	Net purchase for the year ended December 31, 2020	% of total purchase
A*	$110,037	13%

*	Represented advertising revenues from this customer during the years ended December 31, 2021 and 2020. The Company also purchased inventory from this customer during the years ended December 31, 2021 and 2020.

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate prior to the adoption of the standard on January 1, 2019.

The Company applied the following practical expedients in the transition to the new standard allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts	The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.

Use of hindsight

The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.

Reassessment of existing or expired land easements

The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.

Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.

Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The Company determines if an arrangement is a lease at inception under FASB ASC Topic 842, Right of Use Assets (“ROU”) and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of its leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The ROU assets include adjustments for prepayments and accrued lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise such options.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. The Company recognized no impairment of ROU assets as of December 31, 2021 and 2020. Operating leases are included in operating lease ROU and operating lease liabilities (current and non-current), on the consolidated balance sheets.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the consolidated balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2021 and 2020, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the year ended December 31, 2021 and 2020 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

Basic income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of December 31, 2021 and 2020, the Company did not have any potentially dilutive instruments.

Stock-Based Compensation

The Company periodically grants stock options, warrants and awards to employees and non-employees in non-capital raising transactions as compensation for services rendered. The Company accounts for stock option, stock warrant and stock award grants to employees based on the authoritative guidance provided by the FASB where the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option, stock warrant and stock award grants to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is determined based upon the measurement date at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the employees and non-employees, option, warrant and award grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company manages its business as three operating segments, advertising and products, pharmacies, and hotel, all of which are located in the PRC. All of its revenues are derived in the PRC. All long-lived assets are located in PRC.

The following table shows the Company’s operations by business segment for the year ended December 31, 2021 and 2020.

	2021	2020
Net revenue
Advertising and products	$2,406,988	$2,451,055
Pharmacies	639,940	1,264,427
Hotel	1,195,063	1,074,151
Total revenues, net	$4,241,991	$4,789,633

Operating costs and expenses
Advertising and products
Cost of goods sold	$316,750	$224,675
Operating expenses	1,344,543	1,431,920
Pharmacies
Cost of goods sold	473,838	933,081
Operating expenses	648,591	518,777
Hotel
Hotel operating costs	1,981,648	1,537,307
Operating expenses	478,894	303,257
Total operating costs and expenses	$5,244,264	$4,949,017

Income (loss) from operations
Advertising and products	$745,695	$794,460
Pharmacies	(482,489)	(187,431)
Hotel	(1,265,479)	(766,413)
Income (loss) from operations	$(1,002,273)	$(159,384)

	As of	As of
Segment assets	December 31, 2021	December 31, 2020
Advertising and products	$8,914,211	$8,078,079
Pharmacies	931,706	568,064
Hotel	1,814,429	2,709,946
Total assets	$11,660,346	$11,356,089

Restatement of Previously Issued Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2021 have been restated in compliance with the Financial Accounting Standards Board (FASB) ASC 805-50-45 to present the results of operations for the year ended December 31, 2021 as through the acquisition of Aixin Shangyan Hotel and Aixintang Pharmacies has occurred at the beginning of the period. The comparative financial statements and financial information included in the consolidated financial statements as of and for the year ended December 31, 2021 presented for prior years have also been restated to reflect the retrospective adjustment for the acquisition under common control that financial data of previously separate entities are combined.

In addition, the Company corrected the financial statement presentation of the capital contribution from a major shareholder during the year ended December 31, 2021.

The Company included the following tables that present the effect of the adjustments discussed above on selected line items of our previously reported consolidated financial statements as of and for the years ended December 31, 2021 and 2020. Details of changes are presented in the following tables.

	As of and for the Year Ended December 31, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Operations and Comprehensive Income (loss)
Total Revenues, net	3,066,233	1,175,758	4,241,991
Total operating costs and expenses	3,093,171	2,151,093	5,244,264
(Loss) income from operations	(26,938)	(975,335)	(1,002,273)
Total non-operating income, net	34,023	66,003	100,026
(Loss) income before income tax	7,085	(909,332)	(902,247)
Net (loss) income	(267,236)	(909,332)	(1,176,568)
Comprehensive (loss) income	(144,953)	(792,950)	(937,903)

	As of and for the Year Ended December 31, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Stockholders’ Equity
Accumulated deficit
Acquisition of subsidiaries	(3,648,666)	3,648,666	-
Additional paid in capital
Acquisition of subsidiaries	(4,313,025)	(401,606)	(4,714,631)
Debt forgiven by major shareholder	6,912,513	(4,439,285)	2,473,228
Shareholder contribution	-	4,439,285	4,439,285

	As of and for the Year Ended December 31, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Cash Flows
Net cash (used in) provided by operating activities	(57,804)	(635,382)	(693,186)
Net cash (used in) provided by investing activities	(4,431,513)	(89,648)	(4,521,161)
Net cash provided by financing activities	5,221,864	643,424	5,865,288

	As of and for the Year Ended December 31, 2020
	Previously Reported	Adjustments	Restated
Consolidated Balance Sheets
Total current assets	7,925,972	558,533	8,484,505
Total assets	8,093,818	3,262,271	11,356,089
Total current liabilities	1,172,486	4,166,420	5,338,906
Total liabilities	1,201,736	5,716,381	6,918,117
Total stockholders’ equity	6,892,082	(2,454,110)	4,437,972
Total liabilities and stockholders’ equity	8,093,818	3,262,271	11,356,089

	As of and for the Year Ended December 31, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Operations and Comprehensive Income (loss)
Total Revenues, net	2,451,055	2,338,578	4,789,633
Total operating costs and expenses	1,656,595	3,292,422	4,949,017
(Loss) income from operations	794,460	(953,844)	(159,384)
Total non-operating income, net	563,178	80,288	643,466
(Loss) income before income tax	1,357,638	(873,556)	484,082
Net (loss) income	1,017,511	(873,584)	143,927
Comprehensive (loss) income	1,454,570	(1,021,218)	433,352

	As of and for the Year Ended December 31, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Stockholders’ Equity Additional paid in capital
Return of prepayment for acquisition	-	4,053,587	4,053,587
Capital contribution	-	69,423	69,423

	As of December 31, 2019
	Previously Reported	Adjustments	Restated
Consolidated Statements of Stockholders’ Equity
Additional paid in capital	10,743,875	(3,721,404)	7,022,471

	As of and for the Year Ended December 31, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Cash Flows
Net cash (used in) provided by operating activities	1,613,207	(696,587)	916,620
Net cash (used in) provided by investing activities	4,085,236	(111,759)	3,973,477
Net cash provided by financing activities	1,546,854	814,542	2,361,396

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its FV, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis. As a smaller reporting company, the standard will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of adopting this standard on the Company’s consolidated financial statements presentation or disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-

40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The adoption of ASU 2020-06 is not expected to have any impact on the Company’s consolidated financial statements presentation or disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 provides guidance as to how an issuer should account for a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option (i.e., a warrant) that remains classified after modification or exchange as an exchange of the original instrument for a new instrument. An issuer should measure the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange and then apply a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 is not expected to have any impact on the Company’s consolidated financial statements presentation or disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3. OTHER RECEIVABLES AND PREPAID EXPENSES

Other receivables and prepaid expenses consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Deposits	$68,433	$9,383
Prepaid expenses	50,221	168,731
Employees’ social insurance	13,839	16,336
Others	10,788	62,156
Total	$143,281	$256,606

4. ADVANCES TO SUPPLIERS

The Company had advances to suppliers of $162,969 and $158,004 as of December 31, 2021 and 2020, respectively. Advances to suppliers primarily include prepayments for products expected to be delivered subsequent to balance sheet dates.

5. INVENTORIES

Inventories consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Finished goods – health supplements	$6,201	$45,535
Drugs, pharmaceutical and nutritional products	122,966	109,808
Food and beverage, hotel supplies and consumables	104,287	52,642
Total	$233,454	$207,985

6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Vehicles	$295,502	$288,604
Office furniture	64,263	62,762
Electronic equipment	22,304	21,606
Machinery	106,080	101,629
Leasehold improvements	256,548	-
Construction in progress	-	250,556
Other	6,374	4,874
Total	751,071	730,031
Less: Accumulated depreciation	(460,923)	(332,697)
Property and equipment, net	$290,148	$397,334

Depreciation expense for the years ended December 31, 2021 and 2020 was $118,809 and $74,434, respectively.

7. INTANGIBLE ASSET, NET

Intangible asset consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Software	$7,896	$7,711
Less: Accumulated amortization	(5,956)	(3,246)
Intangible asset, net	$1,940	$4,465

Amortization expense for the years ended December 31, 2021 and 2020 was $2,600 and $2,461.

8. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Value-added	$97,917	$32,318
Income	109,396	235,300
City construction	7,018	2,422
Education	5,064	1,781
Other	13,242	11,920
Taxes payable	$232,637	$283,741

9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Accrued employees’ social insurance	$327,735	$364,870
Accrued payroll and commission	179,183	181,240
Accrued rent expense	29,000	112,500
Construction payable	111,807	96,844
Accrued professional fees	50,840	16,927
Deposit	12,239	-
Other payables	41,596	88,379
Total	$752,400	$860,760

10. LOAN FROM THIRD PARTIES

As of December 31, 2021 and 2020, the Company had advances from former shareholders and unrelated third parties of Aixin Shangyan Hotel in an aggregate amount of $94,153 and $457,436, respectively. There was no written agreement, and these loans are payable on demand and bear no interest.

11. LOAN TO THIRD PARTY

On June 8, 2020, the Company entered into an unsecured loan agreement with a third party, pursuant to which the Company agreed to lend RMB 50,300,000, equivalent to $7,408,389, to the third party. This loan bears interest of RMB 74,000, equivalent to $10,718, per day, and will mature on July 28, 2020. As of December 31, 2020, the Company has received the repayment of principal and interest in full amount, and recorded interest income of $535,906 during the year ended December 31, 2020.

12. LEASE

Concurrent with the completion of the sale of its rights to a portion of a building completed in 2019, the Company entered into an agreement to lease a portion of the building back from the buyer over a lease term of 2 years. The Company accounted for this lease as an operating lease right-of-use asset and a corresponding operating lease liability in accordance with the Lease Standard. As a result, $207,049 (RMB 1,389,731) was recorded as operating lease right-of-use asset and lease liability on March 31, 2019 when the lease commenced based on a 4.75% discount factor. The lease agreement expired on March 31, 2021. Commencing in April, 2021, the Company continues to lease the office on a monthly basis.

The Company also has operating leases for other sales locations under various operating lease arrangements. The leases have remaining lease terms of approximately 0.5 to 5 years.

Aixin Shangyan Hotel leases its hotel premises under an operating lease arrangement. The lease has a remaining lease term of approximately 2 years.

Aixintang Pharmacies lease retail pharmacy stores under operating lease arrangements, with remaining lease terms of 2 to 5 years.

Balance sheet information related to the Company’s leases is presented below:

	December 31, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$2,049,775	$2,377,831

Operating lease liabilities – current	$848,230	$798,621
Operating lease liability – non-current	1,138,710	1,579,211
Total operating lease liabilities	$1,986,940	$2,377,832

The following provides details of the Company’s lease expenses:

	Years Ended December 31,
	2021	2020
Operating lease expenses	$923,617	$954,235

Other information related to leases is presented below:

	Years Ended December 31,
	2021	2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$981,971	954,235

Weighted Average Remaining Lease Term:
Operating leases	2.32 years	2.91 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31:
2022	$912,635
2023	959,650
2024	142,251
2025	52,176
2026	24,280
Total lease payments	2,090,992
Less: imputed interest	(104,052)
Total lease liabilities	1,986,940
Less: current portion	(848,230)
Lease liabilities – non-current portion	$1,138,710

13. RELATED PARTY TRANSACTIONS

Accounts receivable – related party

As of December 31, 2020, Aixin Shangyan Hotel had accounts receivable from an employee of AiXinZhonghong in the amount of $60,262.

Due from related parties

Due from related parties consisted of the following as of the periods indicated:

	December 31, 2021	December 31, 2020
Chengdu WenJiang Aixin Nanjiang Pharmacy Co., Ltd.	$4,583	$-
Sichuan Aixin Investment Co., Ltd	4,237	-
Chengdu Lisheng Huiren Tang Pharmacy Co., Ltd.	10,235	-
Total	$19,055	$-

Due to related parties

Due to related parties consisted of the following as of the periods indicated:

	December 31, 2021	December 31, 2020
Quanzhong Lin	$1,822,705	$2,395,543
Yirong Shen	97,292	33,716
Branch manager	1,667	28,602
Chengdu Aixin E-Commerce Company Ltd.	15,378	12,558
Chengdu Aixin International travel service Co, Ltd	2,388	1,412
Aixin Life Beauty	7,724	54,305
Total	$1,947,154	$2,526,136

All the related party entities are controlled by Mr. Quanzhong Lin (the Chairman, President and major shareholder of Aixin Life). These advances to and from related parties were for working capital purpose, payable on demand, and bear no interest. Yirong Shen was a major shareholder of Aixin Shangyan Hotel prior to the closing of Hotel Purchase Agreement, and she serves as the supervisor of Aixin Shangyan Hotel.

Office lease from a Major Shareholder

In May 2014, the Company entered a lease with its major shareholder for an office. The lease term was for three years expiring in May 2017 with an option to renew. The monthly rent was RMB 5,000 ($774), the Company was required to prepay each year’s annual rent at 15th of May of each year. The Company renewed the lease until May 28, 2023 with monthly rent of RMB 5,000 ($774), payable quarterly. The future annual minimum lease payment at December 31, 2021 is $9,300 and $3,875 for each of the years ended December 31, 2022 and 2023, respectively.

14. INCOME TAXES

The Company was incorporated in the United States of America (“USA”) and has operations in one tax jurisdiction, i.e. the PRC. The Company generated substantially all of its sales from its operations in the PRC for the years ended December 31, 2021 and 2020, and recorded an income tax provision for each of such periods.

China has a tax rate of 25% for all enterprises (including foreign-invested enterprises).

The components of the provision for income taxes for the years ended December 31, 2021 and 2020 consisted of the following:

	For the Year Ended December 31,
	2021	2020
Current:
China	$292,891	$340,155
Total current	292,891	340,155
Deferred:
China	(18,570)	-
Total deferred	(18,570)	-
Total income tax expense	$274,321	$340,155

Deferred tax assets as of December 31, 2021 and 2020 consisted of the following:

	December 31, 2021	December 31, 2020
Deferred tax assets:
Accumulated amortization	$18,795	$-

The following table reconciles the statutory rates to the Company’s effective tax rate for years ended December 31, 2021 and 2020:

	2021	2020
Statutory U.S. federal income tax rate	(21.0)%	21.0%
Foreign tax rate differential	(2.3)%	7.1%
Change in valuation allowances	53.7%	61.2%
Other (1)	-%	(19.0)%
Effective combined tax rate	30.4%	70.3%

(1)	Primarily consists of utilization of net operating losses in China

As of December 31, 2021, the Company had $1,753,139 of net operating loss carry-forwards available to offset future taxable income in China from the acquisition of Aixin Shangyan Hotel and Aixintang Pharmacies. Some of the net operating loss carry-forwards, if not utilized, will begin to expire in 2022.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax, and penalties are classified in selling, general and administrative expenses in the statements of operations. For the years ended December 31, 2021 and 2020, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

15. STOCKHOLDERS’ EQUITY

On August 17, 2020, by unanimous written consent in lieu of a meeting, the Board adopted resolutions authorizing a one (1)-for-four (4) reverse stock. The reverse stock split became effective on October 27, 2020. According to the Articles of Amendment, the Company is authorized to issue 20,000,000 shares of blank check preferred stock at $0.001 par value and 500,000,000 shares of common stock at $.00001 par value per share. All share and earnings per share information has been retroactively adjusted to reflect the reverse stock split.

As of December 31, 2021 and 2020, the Company had 49,999,891 common shares issued and outstanding.

In June 2020, 35,049,685 shares owned by Quanzhong Lin (the Chairman, President and major shareholder of Aixin Life) were cancelled.

Stock Awards Issued for Services

On October 22, 2019, the Company granted and issued 37,500 shares to its employees and contractors under its 2019 Equity Incentive Plan. The stock awards were valued at $337,500 based on the post-split closing price of $9 on the grant date.

On October 24, 2019, the Company granted and issued 550,000 shares to its employees and contractors under its 2019 Equity Incentive Plan. The stock awards were valued at $1,520,200 based on the post-split closing price of $2.764 on the grant date.

The stock awards will vest over five (5) years from the grant date, and the grantee will forfeit a portion of the shares granted (“Shares Granted”) if the grantee is no longer employed by or contracted with the Company. Specifically, the grantee will forfeit 80% of Shares Granted if no longer employed by or contracted with the Company on the date that is one year from the grant date, forfeit 60% of Shares Granted if no longer employed by or contracted with the Company on the date that is two years from the grant date, forfeit 40% of Shares Granted if no longer employed by or contracted with the Company on the date that is three years from the grant date, and forfeit 20% of Shares Granted if no longer employed by or contracted with the Company on the date that is four years from the grant date. Effective on the 5th year from the grant date, none of the shares will be subject to forfeiture.

For the years ended December 31, 2021 and 2020, stock-based compensation expenses were $371,540. As of December 31, 2021, unrecognized compensation expenses related to these stock awards are $1,044,207. These expenses are expected to be recognized over 3 years.

Forgiveness of shareholder’s loan

During the year ended December 31, 2021, the Company’s major shareholder Mr. Lin forgave his loan to the Company for $2,473,228. The Company recorded this forgiveness of shareholder loan as additional paid-in capital.

Shareholder contribution

During the year ended December 31, 2020, a major shareholder of Aixintang Pharmacies made capital contribution to Aixintang Pharmacies in the amount of $69,423.

During the year ended December 31, 2021, the Company’s major shareholder made capital contribution to the Company in the amount of $4,439,285.

The Company recorded the shareholder contributions as additional paid-in capital.

Acquisition of Subsidiaries

As of December 31, 2019, the Company had advances to Aixintang Pharmacies and Aixin Shangyan Hotel in the aggregate amount of $4,053,587, including balances to Aixintang Pharmacies and affiliates in the amount of $3,981,766 and Aixin Shangyan Hotel in the amount of $71,821. The advances were made for the future acquisition of these related parties, and recorded as prepayment for acquisition. During the year ended December 31, 2020, these prepayments were returned to the Company in full. The prepayment for acquisition and return of prepayment for acquisition were recorded in equity, resulting in change in additional paid-in capital as of December 31, 2019 and during the year ended December 31, 2020 as a result of the retrospective adjustments to reflect the acquisition under common control.

As of December 31, 2021, the Company completed the acquisitions of Aixin Shangyan Hotel and Aixintang Pharmacies (see Note 1). The acquisitions were accounted for as acquisitions of entities under common control. In connection with the acquisitions, the Company made payments to Mr. Lin in the aggregate amount of $4.50 million, or RMB 29 million. The difference between the consideration given and the net assets received was recognized in equity, resulting in a decrease of additional paid-in capital of $4,714,631.

16. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the years ended December 31, 2021 and 2020, the Company make $0 and $140,267 contribution to statutory reserve fund.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the years ended December 31, 2021 and 2020.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

17. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

Litigation

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise sold, employment matters, and litigation regarding intellectual property rights.

In December 2020, Jian Yiao (the “Plaintiff”) filed a complaint against Chengdu Aixintang Pharmacy Co., Ltd. (“Aixintang Pharmacy”, or the “Defendant”) in Zhangjiagang People’s Court in Jiangsu Province. The complaint alleges that Jian Yiao is entitled to $392,305 (RMB 2,500,000) from Aixintang Pharmacy for not fulfilling the contractual obligation of a purchase agreement entered in March 2020 (the “Purchase Agreement”). Aixintang Pharmacy claimed that the Purchase Agreement was falsely entered by an employee through forged documents, and that Aixintang Pharmacy did not enter the Purchase Agreement. The Court determined that Aixintang Pharmacy breached the Purchase Agreement by not delivering the products ordered and ordered Aixintang Pharmacy to pay $392,305 (RMB 2,500,000) to the Plaintiff. In December 2020, Aixintang Pharmacy filed a motion in the Jiangsu Suzhou Intermediate People’s Court against the determination reached from the first trial.

In February 2021, the judge in the Jiangsu Suzhou Intermediate People’s Court denied the Defendant’s motion and upheld the judgment from the first trial. In March 2021, Aixintang Pharmacy filed another motion to the Jiangsu High People’s Court on the basis that the Purchase Agreement was forged. In February 2022, Aixintang Pharmacy filed an appeal in Jiangsu High People’s Court against the judgment reached by Jiangsu Suzhou Intermediate People’s Court in February 2021. To date, this legal proceeding remains pending.

In November 2021, the Company and Mr. Quanzhong Lin agreed that Mr. Lin shall assume any losses arising from this legal proceeding. As such, the Company did not accrue contingent losses from this legal proceeding as of December 31,

2021.

The Company believes that current pending litigation will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

18. SUBSEQUENT EVENT

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company has no material subsequent events.

AIXIN LIFE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(RESTATED)

	September 30, 2021	December 31 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,297,835	$7,757,520
Accounts receivable, net	32,558	37,038
Accounts receivable, related party	-	60,262
Other receivables and prepaid expenses	214,075	256,606
Prepaid taxes	-	7,090
Advances to suppliers	279,859	158,004
Inventory, net	319,605	207,985
Due from related parties	15,507	-
Total current assets	4,159,439	8,484,505
Property and equipment, net	359,412	397,334
Intangible asset, net	2,569	4,465
Security deposit	93,119	91,954
Operating lease right-of-use assets	2,050,023	2,377,831
Total assets	$6,664,562	$11,356,089

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$428,402	$128,238
Unearned revenue	306,095	283,974
Taxes payable	334,517	283,741
Accrued liabilities and other payables	844,791	860,760
Loan from third parties	463,229	457,436
Operating lease liabilities	844,093	798,621
Due to related parties	118,008	2,526,136
Total current liabilities	3,339,135	5,338,906
Operating lease liabilities - non-current	1,205,932	1,579,211
Total liabilities	4,545,067	6,918,117

Stockholders’ equity
Undesignated preferred stock, $0.001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.00001 per share, 500,000,000 shares authorized; 49,999,891 shares issued and outstanding as of September 30, 2021 and December 31, 2020	500	500
Additional paid in capital	9,585,799	11,517,371
Statutory reserve	151,988	151,988
Accumulated deficit	(8,291,126)	(7,704,045)
Accumulated other comprehensive income	672,334	472,158
Total stockholders’ equity	2,119,495	4,437,972

Total liabilities and stockholders’ equity	$6,664,562	$11,356,089

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(RESTATED)

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Sales revenue:
Products	$259,203	$192,074	$815,448	$1,266,680
Advertising	445,215	673,978	1,742,896	1,603,806
Room revenues	64,806	143,604	395,365	310,510
Food and beverage revenues	128,898	121,585	473,029	268,628
Others	34,081	30,026	107,447	76,039
Total revenue, net	932,203	1,161,267	3,534,185	3,525,663

Operating costs and expenses
Cost of goods sold	169,344	116,572	545,331	981,562
Hotel operating costs	507,675	423,686	1,551,526	1,140,959
Selling	109,624	162,305	561,076	504,059
General and administrative	225,039	296,847	858,255	733,101
Provision(reversal) for bad debts	91,219	(15,102)	117,186	13,451
Stock-based compensation	92,885	92,885	278,655	278,655
Total operating costs and expenses	1,195,786	1,077,193	3,912,029	3,651,787

(Loss) income from operations	(263,583)	84,074	(377,844)	(126,124)

Non-operating income (expenses)
Interest income	600	297,951	3,197	529,649
Other income	35,396	68,536	90,890	80,662
Other expenses	(4,261)	(5,047)	(11,178)	(7,302)
Total non-operating income, net	31,735	361,440	82,909	603,009

(Loss) income before income tax	(231,848)	445,514	(294,935)	476,885

Income tax expense	74,094	2,319	292,146	2,347

Net (loss) income	(305,942)	443,195	(587,081)	474,538

Other comprehensive items
Foreign currency translation gain	150,674	178,249	200,176	121,374

Comprehensive (loss) income	$(155,268)	$621,444	$(386,905)	$595,912

(Loss) income per share - basic and diluted	$(0.006)	$0.009	$(0.012)	$0.007

Weighted average shares outstanding - basic and diluted	49,999,891	49,999,901	49,999,891	70,850,620

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(RESTATED)

	Common Stock		Additional paid in	Statutory	Accumulated	Accumulated other comprehensive
	Shares	Amount	capital	reserves	deficit	income	Total
Balance at December 31, 2020	49,999,891	$500	$11,517,371	$151,988	$(7,704,045)	$472,158	$4,437,972

Stock-based compensation	-	-	92,885	-	-	-	92,885
Net loss	-	-	-	-	(220,024)	-	(220,024)
Foreign currency translation	-	-	-	-	-	(17,823)	(17,823)
Balance at March 31, 2021	49,999,891	500	11,610,256	151,988	(7,924,069)	454,335	4,293,010
Acquisition of subsidiaries prepayment	-	-	(4,658,881)	-	-	-	(4,658,881)
Stock-based compensation	-	-	92,885	-	-	-	92,885
Net loss	-	-	-	-	(61,115)	-	(61,115)
Foreign currency translation	-	-	-	-	-	67,325	67,325
Balance at June 30, 2021	49,999,891	500	7,044,260	151,988	(7,985,184)	521,660	(266,776)
Debt forgiven by major shareholder	-	-	2,448,654	-	-	-	2,448,654
Stock-based compensation	-	-	92,885	-	-	-	92,885
Net loss	-	-	-	-	(305,942)	-	(305,942)
Foreign currency translation	-	-	-	-	-	150,674	150,674
Balance at September 30, 2021	49,999,891	$500	$9,585,799	$151,988	$(8,291,126)	$672,334	$2,119,495

Balance at December 31, 2019	85,049,576	$850	$7,022,471	$11,721	$(7,707,705)	$182,733	$(489,930)
Stock-based compensation	-	-	92,885	-	-	-	92,885
Net loss	-	-	-	-	13,590	-	13,590
Foreign currency translation	-	-	-	-	-	5,260	5,260
Balance at March 31, 2020	85,049,576	850	7,115,356	11,721	(7,694,115)	187,993	(378,195)
Cancellation of shares	(35,049,675)	(350)	350	-	-	-	-
Return of prepayment for acquisition	-	-	4,053,587	-	-	-	4,053,587
Stock-based compensation	-	-	92,885	-	-	-	92,885
Net loss	-	-	-	-	17,753	-	17,753
Foreign currency translation	-	-	-	-	-	(62,135)	(62,135)
Balance at June 30, 2020	49,999,901	500	11,262,178	11,721	(7,676,362)	125,858	3,723,895
Capital contribution	-	-	69,423	-	-	-	69,423
Stock-based compensation	-	-	92,885	-	-	-	92,885
Net loss	-	-	-	-	443,195	-	443,195
Foreign currency translation	-	-	-	-	-	178,249	178,249
Balance at September 30, 2020	49,999,901	$500	$11,424,486	$11,721	$(7,233,167)	$304,107	$4,507,647

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(RESTATED)

	For the Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(587,081)	$474,538
Adjustments required to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	46,914	58,143
Provision for bad debt allowance	117,186	13,451
Operating lease expense	702,778	615,945
Stock based compensation	278,655	278,655
Changes in net assets and liabilities:
Accounts receivable	(112,257)	40,000
Accounts receivable - related parties	13,615	(60,739)
Other receivables and prepaid expenses	42,639	(84,138)
Advances to suppliers	(119,356)	(686,361)
Inventory	(108,535)	(62,593)
Accounts payable	292,418	667,677
Unearned revenue	18,449	20,063
Taxes payable	54,133	(37,189)
Payment of operating lease liabilities	(702,778)	(624,535)
Accrued liabilities and other payables	(26,626)	436,995
Net cash (used in) provided by operating activities	(89,846)	1,049,912

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,190)	(7,747)
Security deposits	-	14,300
Payment for (return of payment for) acquisition	(4,497,972)	4,035,615
Net cash (used in) provided by investing activities	(4,500,162)	4,042,168

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	46,313	2,863,069
Repayment of loan from third parties	-	(253,117)
Net cash provided by financing activities	46,313	2,609,952

EFFECT OF EXCHANGE RATE CHANGE ON CASH	84,010	232,587

NET INCREASE (DECREASE) IN CASH & RESTRICTED CASH	(4,459,685)	7,934,619

CASH & RESTRICTED CASH, BEGINNING OF YEAR	7,757,520	84,263

CASH & RESTRICTED CASH, END OF YEAR	$3,297,835	$8,018,882

Supplemental Cash flow data:
Income tax paid	$282,319	$2,319
Interest paid	$-	$-
Non-cash investing and financing activities:
Capital contribution from forgiveness of related party loan	$2,439,586	$74,033

AIXIN LIFE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(RESTATED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Aixin Life International, Inc. (the “Company” or “Aixin Life” or “we”) was incorporated under the laws of the State of Colorado on December 30, 1987 under the name Mercari Communications Group, Ltd (“Mercari”). Mercari’s business failed in 1990. Mercari conducted no operating activities from June 1, 1990 to August 31, 2001 and was dormant.

During each year since Mercari was reactivated until 2017, the Company had no revenue and had losses approximately equal to the expenditures required to reactivate and comply with filing and reporting obligations. Expenditures were paid by Mercari from capital contributions and loans made by Mercari’s principal stockholders and entities controlled by Mercari’s directors.

On January 20, 2017, Mercari’s principal stockholders, Algodon, sold 10,955,500 shares of the Company’s common stock, 96.5% of the Company’s outstanding shares, to China Concentric, for $260,000, and assigned its right to the repayment of $150,087 of non-interest bearing advances to the Company for working capital, pursuant to a Stock Purchase Agreement dated December 20, 2016, as amended. Prior to entering into the Stock Purchase Agreement with Algodon, neither China Concentric nor any of its affiliates had any relationship to the Company, Algodon or any of their respective affiliates.

On February 2, 2017, Mr. Quanzhong Lin purchased 7,380,352 shares of the Company’s common stock, 65.0% of its outstanding shares from China Concentric for $300,000, pursuant to a Stock Purchase Agreement dated December 21, 2016, which resulted in a change in control of our company.

On December 12, 2017, the Company issued 56,838,151 shares of common stock to Mr. Lin, the sole stockholder of AiXin (BVI) International Group Co., Ltd. a British Virgin Islands corporation (“AiXin BVI”), for his shares of AiXin BVI, pursuant to a Share Exchange Agreement.

As a result of the Share Exchange, AiXin BVI became the Company’s wholly-owned subsidiary, and the Company now owns all of the outstanding shares of HK AiXin International Group Co., Limited, a Hong Kong limited company (“AiXin HK”), which in turn owns all of the outstanding shares of Chengdu AiXinZhonghong Biological Technology Co., Ltd., a Chinese limited company (“AiXinZhonghong”), which markets and sells premium-quality nutritional products in China.

AiXin BVI was incorporated on September 21, 2017 as a holding company and AiXin HK was established in Hong Kong on February 25, 2016 as an intermediate holding company. AiXinZhonghong was established in the People’s Republic of China (“PRC”) on March 4, 2013, and on May 27, 2017, the local government of the PRC issued a certificate of approval regarding the foreign ownership of AiXinZhonghong by AiXin HK. Neither AiXin BVI nor AiXin HK had operations prior to December 12, 2017.

For accounting purposes, the acquisition was accounted for as a reverse acquisition and treated as a recapitalization of the Company effected by a share exchange, with AiXin BVI as the accounting acquirer. Since neither AiXin BVI nor AiXin HK had operations prior to December 12, 2017, the historical consolidated financial statements of AiXinZhonghong are now the historical consolidated financial statements of the Company. The assets and liabilities of AiXinZhonghong were brought forward at their book value and no goodwill was recognized.

Effective February 1, 2018, pursuant to Articles of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of Colorado, the Company changed its name to AiXin Life International., Inc (“Aixin Life”).

The Company, through its indirectly owned AiXinZhonghong subsidiary, mainly develops and distributes consumer products by offering a line of nutritional products. The Company sells the products through exhibition events, conferences, and person-to-person marketing. Beginning in 2019, the Company began to provide advertising services to clients who engaged the Company to help distribute their products. The Company’s business mainly focuses on a proactive approach to its customers such as hosting events for clients, which it believes is ideally suited to marketing its products because sales of nutrition products are strengthened by ongoing personal contact and support, coaching and education of its clients, as to the benefits of a healthy and active lifestyle.

On May 25, 2021, AiXin HK entered into an Equity Transfer Agreement with Chengdu Aixin Shangyan Hotel Management Co., Ltd (“Aixin Shangyan Hotel”), and its two shareholders Quanzhong Lin and Yirong Shen (“Transferor”). Pursuant to the agreement (the “Hotel Purchase Agreement”), Aixin Life agreed to purchase 100% ownership of Aixin Shangyan Hotel from Mr. Lin and Ms. Shen. Eighty percent of the equity of Aixin Shangyan Hotel is owned by Mr. Lin, and the remaining balance is owned by Ms. Shen. Under the terms of the Hotel Purchase Agreement, Aixin Life agreed to purchase all of the outstanding equity of Aixin Shangyan Hotel for a purchase price of RMB 7,598,887, or approximately $1.16 million (the “Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by Aixin Shangyan Hotel to the Transferor after December 31, 2020 and will be increased by an amount equal to any amounts contributed to Aixin Shangyan Hotel by the Transferor after December 31, 2020. The acquisition was completed in July

2021.

On June 2, 2021, AiXin HK entered into an Equity Transfer Agreement with Chengdu Aixintang Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy (together, “Aixintang Pharmacies”) and its three shareholders, Quanzhong Lin, Ting Li and Xiao Ling Li (“Transferor”). Mr. Lin owns in excess of 95% of the outstanding equity the Aixintang Pharmacies. The remaining equity interest is owned by Ting Li and Xiao Ling Li. Pursuant to the agreement (the “Pharmacies Purchase Agreement”), AiXin HK agreed to purchase all of the outstanding equity of Aixintang Pharmacies for an aggregate purchase price of RMB 34,635,845, or approximately US$5.31 million (the “Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by any of the Aixintang Pharmacies to the Transferor after December 31, 2020 and increased by an amount contributed to any of the Aixintang Pharmacies by the Transferor after such date. The acquisition was completed in September 2021.

The acquisitions will be accounted for as acquisitions of entities under common control under ASC 805-50-15-6, and the assets and liabilities acquired will be measured and recorded at the carrying amount under ASC 805-50-30-5. The results of operations during the periods ended September 30, 2021 were presented as through the acquisition of Aixin Shangyan Hotel and Aixintang Pharmacies has occurred at the beginning of the period. The consolidated financial statements and financial information presented for prior periods have been retrospectively adjusted to reflect the acquisition under common control.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of AiXinZhonghong, Aixin Shangyan Hotel and Aixintang Pharmacies is Chinese Renminbi (“RMB”). The accompanying consolidated financial statements are translated from RMB and presented in U.S. dollars (“USD”).

The consolidated financial statements include the accounts of the Company and its current wholly owned subsidiaries, AiXin HK, AiXinZhonghong, Aixin Shangyan Hotel and Aixintang Pharmacies. Intercompany transactions and accounts were eliminated in consolidation.

Unaudited Interim Financial Information

These unaudited interim financial statements have been prepared in accordance with GAAP for interim financial reporting and the rules and regulations of the Securities and Exchange Commission that permit reduced disclosure for interim periods. Therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been made. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2021.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation and had no effect on previously reported consolidated net income (loss) or accumulated deficit.

Covid – 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses and travel bans to limit the spread of the disease. Many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. To date, the ongoing operations of the Company have not been materially adversely effected by the measures taken to limit the spread of the disease in China.

Financial impacts related to COVID-19, including the Company’s actions and costs incurred in response to the pandemic, were not material to the Company’s financial position, results of operations or cash flows for the period ended September 30, 2021. The Company has implemented procedures to promote employee and customer safety. These measures will not significantly increase its operating costs. However, the Company cannot predict with certainty what measures may be taken by its suppliers and customers and the impact these measures may have on its 2021 financial position, results of operations or cash flows.

Use of Estimates

In preparing consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2021 and December 31, 2020, the bad debt allowance was $292,746 and $172,879, respectively.

Inventories

Inventories mainly consists of health supplements, drugs, pharmaceutical and nutritional products, food and beverage, hotel supplies and consumables. Inventories are valued at the lower of average cost or market, cost being determined on a moving weighted average method at the end of the month. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the three and nine months ended September 30, 2021 and 2020.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory,” which requires that inventory within the scope of the guidance be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Office furniture	5 years
Electronic equipment	2-3 years
Machinery	3 years
Leasehold improvements	3 years
Vehicles	5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of September 30, 2021 and December 31, 2020, there were no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income.

At September 30, 2021 and December 31, 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As revenues are and have been primarily from the delivery of products and the performance of services, and the Company has no significant post-delivery obligations, this did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from sale of goods under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;
●	identification of performance obligation in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation of the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company’s revenue recognition policies for its various operating segments are as follows:

Advertising and Products

Advertising Revenue

Commencing in the third quarter of 2019, AiXin Zhonghong began to provide advertising services to its clients. Advertising contracts are signed to establish the price and advertising services to be provided. Pursuant to the advertising contracts, the Company provides advertising and marketing services to its clients through exhibition events, conferences, and person-to- person marketing. The Company performs a credit assessment of the customer to assess the collectability of the contract price prior to entering into contracts.

Most of the advertisement contracts designated that the Company perform such advertising services for its clients through exhibition events, conferences, and person-to-person marketing during the contracted period, regardless of the number of such events. As such, the Company determined that the performance obligation is satisfied over time during the contracted period and revenue is recognized accordingly. Such advertising revenue amounted to $445,215 and $673,978 for the three months ended September 30, 2021 and 2020, respectively. Such advertising revenue amounted to $1,742,896 and

$1,597,330 for the nine months ended September 30, 2021 and 2020, respectively.

A smaller proportion of the Company’s advertising revenue is generated from services to its clients through exhibition events, conferences, and person-to-person marketing, and charges based on the number of promotional products sold. Such advertising revenue amounted to $0 for the three months ended September 30, 2021 and 2020. Such advertising revenue amounted to $0 and $6,476 for the nine months ended September 30, 2021 and 2020, respectively.

All of the advertising revenue is subject to the PRC VAT of 6%. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China.

Products Revenue

The Company’s revenue from sale of products is recognized when goods are delivered to the customer and no other obligation exists. The Company does not provide unconditional return or other concessions to the customer. The Company’s sales policy allows for the return of unopened products for cash after deducting certain service and transaction fees. As an alternative to the product return option, the customers have options of asking for an exchange for products with the same value.

Sales revenue of AiXin Zhonghong represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s products sold in China are subject to the PRC VAT of 17% of the gross sales price prior to May 1, 2018, 16% since May 1, 2018 and 13% since April 1, 2019. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Hotel

Hotel revenues are primarily derived from the rental of rooms, food and beverage sales and other ancillary goods and services, including but not limited to souvenir, parking and conference reservation. Each of these products and services represents a distinct performance obligation and, in exchange for these services, the Company receives fixed amounts based on published rates or negotiated contracts. Payment is due in full at the time when the services are rendered or the goods are provided. Room rental revenue is recognized on a daily basis when rooms are occupied. Food and beverage revenue and other goods and services revenue are recognized when they have been delivered or rendered to the guests as the respective performance obligations are satisfied. All of the hotel’s goods sold in China are subject to the PRC VAT of 6%. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China.

Pharmacies

The Company’s retail drugstores (Aixintang Pharmacies) recognize revenue at the time the customer takes possession of the merchandise. For pharmacy sales, each prescription claim is its own arrangement with the customer and is a performance obligation. Aixintang Pharmacies generally receives payments from customers as it satisfies its performance obligations. The Company records a receivable when it has an unconditional right to receive payment and only the passage of time is required before payment is due. Sales revenue represents the invoiced value of goods, net of VAT. All of Aixintang Pharmacies’ products sold in China are subject to the PRC VAT of 0% as it qualifies for small businesses.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

During the three months ended September 30, 2021, the Company had two major customers that accounted for over 10% of its total revenue.

	Net sales for the
	three months ended
Customer	September 30, 2021	% of total revenue
B	$299,076	32%
A*	146,140	16%

During the nine months ended September 30, 2021, the Company had two major customers that accounted for over 10%

of its total revenue.

	Net sales for the
	nine months ended
Customer	September 30, 2021	% of total revenue
A*	$1,152,208	33%
B	590,688	17%

During the three months ended September 30, 2020, the Company had one major customer that accounted for over 10% of its total revenue.

	Net sales for the
	three months ended
Customer	September 30, 2020	% of total revenue
A*	$673,978	58%

During the nine months ended September 30, 2020, the Company had one major customer that accounted for over 10% of its total revenue.

	Net sales for the
	nine months ended
Customer	September 30, 2020	% of total revenue
A*	$1,603,806	45%

During the three months ended September 30, 2021, the Company had one supplier that accounted for over 10% of its total purchases.

	Net purchases for the
	nine months ended
Supplier	September 30, 2021	% of total purchase
C	$28,361	14%

During the nine months ended September 30, 2021, the Company had two major suppliers that accounted for over 10% of its total purchases.

	Net purchases for the
	nine months ended
Supplier	September 30, 2021	% of total purchase
D	$232,584	23%
E	180,368	18%

During the three months ended September 30, 2020, the Company had no major supplier that accounted for over 10% of its total purchases.

During the nine months ended September 30, 2020, the Company had no major supplier that accounted for over 10% of its total purchases.

*	Represented advertising revenues from this customer during the three and nine months ended September 30, 2021 and 2020. The Company also purchased inventory from this customer in the three and nine months ended September 30, 2021 and 2020.

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate prior to the adoption of the standard on January 1, 2019.

The Company applied the following practical expedients in the transition to the new standard allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts	The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.

Use of hindsight

The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.

Reassessment of existing or expired land easements

The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.

Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.

Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The Company determines if an arrangement is a lease at inception under FASB ASC Topic 842, Right of Use Assets (“ROU”) and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of its leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The ROU assets include adjustments for prepayments and accrued lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise such options.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. The Company recognized no impairment of ROU assets as of September 30, 2021 and December 31, 2020. Operating leases are included in operating lease ROU and operating lease liabilities (current and non-current), on the consolidated balance sheets.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the consolidated balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of September 30, 2021 and December 31, 2020, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the three and nine months ended September 30, 2021 and 2020 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

Basic income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of September 30, 2021 and December 31, 2020, the Company did not have any potentially dilutive instruments.

Stock-Based Compensation

The Company periodically grants stock options, warrants and awards to employees and non-employees in non-capital raising transactions as compensation for services rendered. The Company accounts for stock option, stock warrant and stock award grants to employees based on the authoritative guidance provided by the FASB where the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option, stock warrant and stock award grants to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is determined based upon the measurement date at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the employees and non-employees, option, warrant and award grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company manages its business as three operating segments, advertising and products, pharmacies, and hotels, all of which are located in the PRC. All of its revenues are derived in the PRC. All long-lived assets are located in PRC.

The following table shows the Company’s operations by business segment for the three months ended September 30, 2021 and 2020:

	2021	2020
Net revenue
Advertising and products	$509,861	$728,896

Hotel	227,785	295,215
Total revenues, net	$932,203	$1,161,267

Operating costs and expenses
Advertising and products

Operating expenses	267,331	389,141

Cost of goods sold	130,883	96,094

Hotel

Operating expenses	86,935	23,550
Total operating costs and expenses	$1,195,786	$1,077,193

Income (loss) from operations
Advertising and products	$204,069	$319,277
Pharmacies	(100,827)	(83,182)
Hotel	(366,825)	(152,021)
Income (loss) from operations	$(263,583)	$84,074

The following table shows the Company’s operations by business segment for the nine months ended September 30, 2021 and 2020.

	2021	2020
Net revenue
Advertising and products	$2,060,787	$1,774,139
Pharmacies	497,557	1,096,347
Hotel	975,841	655,177
Total revenues, net	$3,534,185	$3,525,663

Operating costs and expenses
Advertising and products
Cost of goods sold	$199,141	$67,379
Operating expenses	966,903	1,054,869
Pharmacies
Cost of goods sold	346,190	914,183
Operating expenses	523,107	373,404
Hotel
Hotel operating costs	1,551,526	1,140,959
Operating expenses	325,162	100,993
Total operating costs and expenses	$3,912,029	$3,651,787

Income (loss) from operations
Advertising and products	$894,743	$651,891
Pharmacies	(371,740)	(191,240)
Hotel	(900,847)	(586,775)
Income (loss) from operations	$(377,844)	$(126,124)

	As of	As of
Segment assets	September 30, 2021	December 31, 2020
Advertising and products	$3,775,971	$8,078,079
Pharmacies	797,105	568,064
Hotel	2,091,486	2,709,946
Total assets	$6,664,562	$11,356,089

Restatement of Previously Issued Financial Statements

The consolidated financial statements of the Company for the three and nine months ended September 30, 2021 have been restated in compliance with the Financial Accounting Standards Board (FASB) ASC 805-50-45 to present the results of operations for the three and nine months ended September 30, 2021 as through the acquisition of Aixin Shangyan Hotel and Aixintang Pharmacies has occurred at the beginning of the period. The comparative financial statements and financial information included in the consolidated financial statements as of and for the periods ended September 30, 2021 presented for prior periods have also been restated to reflect the retrospective adjustment for the acquisition under common control that financial data of previously separate entities are combined.

The Company included the following tables that present the effect of the adjustments discussed above on selected line items of our previously reported consolidated financial statements as of and for the periods ended September 30, 2021 and 2020. Details of changes are presented in the following tables.

	For the Three Months Ended September 30, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Operations and Comprehensive Income (loss)
Total Revenues, net	812,910	119,293	932,203
Total operating costs and expenses	906,419	289,367	1,195,786
(Loss) income from operations	(93,509)	(170,074)	(263,583)
Total non-operating income, net	21,499	10,236	31,735
(Loss) income before income tax	(72,010)	(159,838)	(231,848)
Net (loss) income	(146,104)	(159,838)	(305,942)
Comprehensive (loss) income	(139,466)	(15,802)	(155,268)

	For the Nine Months Ended September 30, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Operations and Comprehensive Income (loss)
Total Revenues, net	2,363,836	1,170,349	3,534,185
Total operating costs and expenses	1,766,671	2,145,358	3,912,029
(Loss) income from operations	597,165	(975,009)	(377,844)
Total non-operating income, net	17,264	65,645	82,909
(Loss) income before income tax	614,429	(909,364)	(294,935)
Net (loss) income	322,283	(909,364)	(587,081)
Comprehensive (loss) income	406,045	(792,950)	(386,905)

	As of and for the Nine Months Ended September 30, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Stockholders’ Equity Accumulated deficit
Acquisition of subsidiaries	(3,648,666)	3,648,666	-

	As of and for the Nine Months Ended September 30, 2021
	Previously Reported	Adjustments	Restated
Consolidated Statements of Cash Flows
Net cash (used in) provided by operating activities	546,069	(635,915)	(89,846)
Net cash (used in) provided by investing activities	(4,410,524)	(89,638)	(4,500,162)
Net cash (used in) provided by financing activities	(592,814)	639,127	46,313

	As of and for the Year Ended December 31, 2020
	Previously Reported	Adjustments	Restated
Consolidated Balance Sheets
Total current assets	7,925,972	558,533	8,484,505
Total assets	8,093,818	3,262,271	11,356,089
Total current liabilities	1,172,486	4,166,420	5,338,906
Total liabilities	1,201,736	5,716,381	6,918,117
Total stockholders’ equity	6,892,082	(2,454,110)	4,437,972
Total liabilities and stockholders’ equity	8,093,818	3,262,271	11,356,089

	For the Three Months Ended September 30, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Operations and Comprehensive Income (loss)
Total Revenues, net	728,896	432,371	1,161,267
Total operating costs and expenses	409,619	667,574	1,077,193
(Loss) income from operations	319,277	(235,203)	84,074
Total non-operating income, net	323,373	38,067	361,440
(Loss) income before income tax	642,650	(197,136)	445,514
Net (loss) income	640,331	(197,136)	443,195
Comprehensive (loss) income	901,042	(279,598)	621,444

	For the Nine Months Ended September 30, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Operations and Comprehensive Income (loss)
Total Revenues, net	1,774,139	1,751,524	3,525,663
Total operating costs and expenses	1,122,248	2,529,539	3,651,787
(Loss) income from operations	651,891	(778,015)	(126,124)
Total non-operating income, net	554,885	48,124	603,009
(Loss) income before income tax	1,206,776	(729,891)	476,885
Net (loss) income	1,204,457	(729,919)	474,538
Comprehensive (loss) income	1,383,847	(787,935)	595,912

	For the Nine Months Ended September 30, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Cash Flows
Net cash (used in) provided by operating activities	1,456,421	(406,509)	1,049,912
Net cash (used in) provided by investing activities	4,033,470	8,698	4,042,168
Net cash provided by financing activities	2,227,904	382,048	2,609,952

	As of and for the Nine Months Ended September 30, 2020
	Previously Reported	Adjustments	Restated
Consolidated Statements of Stockholders’ Equity Additional paid in capital
Return of prepayment for acquisition	-	4,053,587	4,053,587
Capital contribution	-	69,423	69,423

	As of December 31, 2019
	Previously Reported	Adjustments	Restated
Consolidated Statements of Stockholders’ Equity
Additional paid in capital	10,743,875	(3,721,404)	7,022,471

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for convertible debt by eliminating the beneficial conversion and cash conversion accounting models. Upon adoption of ASU 2020-06, convertible debt, unless issued with a substantial premium or an embedded conversion feature that is not clearly and closely related to the host contract, will no longer be allocated between debt and equity components. This modification will reduce the issue discount and result in less non-cash interest expense in financial statements. ASU 2020-06 also updates the earnings per share calculation and requires entities to assume share settlement when the convertible debt can be settled in cash or shares. For contracts in an entity’s own equity, the type of contracts primarily affected by ASU 2020-06 are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement assessment by removing the requirements to (i) consider whether the contract would be settled in registered shares, (ii) consider whether collateral is required to be posted, and (iii) assess shareholder rights. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and only if adopted as of the beginning of such fiscal year. The Company adopted ASU 2020-06 effective July 1, 2021. The adoption of ASU 2020-06 did not have any impact on the Company’s consolidated financial statements presentation or disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 provides guidance as to how an issuer should account for a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option (i.e., a warrant) that remains classified after modification or exchange as an exchange of the original instrument for a new instrument. An issuer should measure the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange and then apply a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 is not expected to have any impact on the Company’s consolidated financial statements presentation or disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3. ADVANCES TO SUPPLIERS

The Company had advances to suppliers of $279,859 and $158,004 as of September 30, 2021 and December 31, 2020, respectively. Advances to suppliers primarily include prepayments for products expected to be delivered subsequent to balance sheet dates.

4. INVENTORIES

Inventories consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Finished goods – health supplements	$103,334	$45,535
Drugs, pharmaceutical and nutritional products	105,304	109,808
Food and beverage, hotel supplies and consumables	110,967	52,642
Total	$319,605	$207,985

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Vehicles	292,259	$288,604
Office furniture	63,557	62,762
Electronic equipment	21,882	21,606
Machinery	103,747	101,629
Construction in progress	253,729	250,556
Other	6,304	4,874
Total	741,478	730,031
Less: Accumulated depreciation	(382,066)	(332,697)
Property and equipment, net	359,412	$397,334

Depreciation expense for the three months ended September 30, 2021 and 2020 was $14,046 and $17,626, respectively. Depreciation expense for the nine months ended September 30, 2021 and 2020 was $44,969 and $56,313, respectively.

6. INTANGIBLE ASSET, NET

Intangible asset consisted of the following at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020
Software	$7,809	$7,711
Less: Accumulated amortization	(5,240)	(3,246)
Intangible asset, net	$2,569	$4,465

Amortization expense for the three months ended September 30, 2021 and 2020 was $649 and $697, respectively. Amortization expense for the nine months ended September 30, 2021 and 2020 was $1,945 and $1,830, respectively.

7. TAXES PAYABLE

Taxes payable consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Value-added	$66,178	$32,318
Income	248,071	235,300
City construction	4,794	2,422
Education	2,085	1,781
Other	13,389	11,920
Taxes payable	$334,517	$283,741

8. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Accrued employees’ social insurance	$348,650	$364,870
Accrued payroll and commission	232,417	181,240
Accrued rent expense	101,228	112,500
Construction payable	76,437	96,844
Accrued professional fees	45,569	16,927
Deposit	7,450	-
Other payables	33,040	88,379
Total	$844,791	$860,760

9. LOAN FROM THIRD PARTIES

As of September 30, 2021 and December 31, 2020, the Company had advances from former shareholders and unrelated third parties of Aixin Shangyan Hotel in an aggregate amount of $463,229 and $457,436, respectively. There was no written agreement, and these loans are payable on demand and bear no interest.

10. LEASE

On September 12, 2018, the Company entered into a contract to sell its rights to a portion of a building with a buyer (the “Buyer”), at which time the Buyer paid RMB 100,000 ($14,898) to a shareholder of the Company as a down payment. The contract stipulated the remaining RMB 8,900,000 ($1,325,964) should be paid by the Buyer on or before September 30, 2018 and before the Company would be required to go to the relevant authority to effectuate the transfer of its property rights. The Buyer failed to make the payment on or prior to September 30, 2018, a default under the contract which gave the Company the right to terminate the contract. In October 2018, the Buyer delivered to the shareholder an additional RMB 7 million ($1.0 million). On March 25, 2019, the parties entered into a supplemental agreement which provided that the Company would transfer the property rights to Buyer if it agreed the Company would get the benefit of the RMB 7,000,000 ($1,042,893) and otherwise pay the remaining balance of RMB 1,200,000 ($178,782) on or prior to March 31, 2019. The RMB 1,200,000 ($178,782) was paid directly to the shareholder on a timely basis and the Company was given the benefit of the RMB 8,900,000 ($1,325,964) delivered to the Shareholder. The cost and accumulated depreciation of the building was $1,739,228 and $364,834, respectively. The Company recorded a loss on sale of $32,945 during the nine months ended September 30, 2019. $1,340,862 of the proceeds from the sale was collected by the principal shareholder which was offset against amounts due to the shareholder.

Concurrent with the completion of this sale, the Company entered into an agreement to lease a portion of the building back from the Buyer over a lease term of 2 years. The Company accounted for this lease as an operating lease right-of-use asset and a corresponding operating lease liability in accordance with the Lease Standard. As a result, $207,049 (RMB 1,389,731) was recorded as operating lease right-of-use asset and lease liability on March 31, 2019 when the lease commenced based on a 4.75% discount factor. The lease agreement expired on March 31, 2021. Commencing in April, 2021, the Company continues to lease the office on a monthly basis.

The Company also has operating leases for other sales locations under various operating lease arrangements. The leases have remaining lease terms of approximately 1 month to 5 years.

Aixin Shangyan Hotel leases its hotel premises under an operating lease arrangement. The lease has a remaining lease term of approximately 2.25 years.

Aixintang Pharmacies lease retail pharmacy stores under operating lease arrangements, typically with initial terms of 2 to 5 years.

Balance sheet information related to the Company’s leases is presented below:

	September 30, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$2,050,023	$2,377,831

Operating lease liabilities – current	$844,093	$798,621
Operating lease liability – non-current	1,205,932	1,579,211
Total operating lease liabilities	$2,050,025	$2,377,832

The following provides details of the Company’s lease expenses:

	Three Months Ended September 30,
	2021	2020
Operating lease expenses	$224,940	$170,484

	Nine Months Ended September 30,
	2021	2020
Operating lease expenses	$702,778	$615,945

Other information related to leases is presented below:

	Nine Months Ended September 30,
	2021	2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$702,778	$(624,535)

Weighted Average Remaining Lease Term:
Operating leases	2.42 years	3.12 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31:
2021 (excluding the nine months ended September 30, 2021)	$225,202
2022	920,209
2023	912,194
2024	63,731
2025	30,774
Thereafter	14,206
Total lease payments	2,166,316
Less: imputed interest	(116,291)
Total lease liabilities	2,050,025
Less: current portion	(844,093)
Lease liabilities – non-current portion	$1,205,932

11. RELATED PARTY TRANSACTIONS

Accounts receivable – related party

As of December 31, 2020, Aixin Shangyan Hotel had accounts receivable from an employee of AiXinZhonghong in the amount of $60,262.

Due from related parties

Due from related parties consisted of the following as of the periods indicated:

	September 30, 2021	December 31, 2020
Chengdu WenJiang Aixin Nanjiang Pharmacy Co., Ltd.	$5,447	$-
Chengdu Lisheng Huiren Tang Pharmacy Co., Ltd.	10,060	-
Total	$15,507	$-

Due to related parties

Due to related parties consisted of the following as of the periods indicated:

	September 30, 2021	December 31, 2020
Quanzhong Lin	$-	$2,395,543
Yirong Shen	96,222	33,716
Chengdu Aixin E-Commerce Company Ltd.	12,718	12,558
Chengdu Aixin International travel service Co, Ltd	1,430	1,412
Branch manager	-	28,602
Aixin Life Beauty	7,638	54,305
Total	$118,008	$2,526,136

All the related party entities are controlled by Mr. Quanzhong Lin (the Chairman, President and major shareholder of Aixin Life). These advances to and from related parties were for working capital purpose, payable on demand, and bear no interest. Yirong Shen was a major shareholder of Aixin Shangyan Hotel prior to the closing of Hotel Purchase Agreement, and she serves as the supervisor of Aixin Shangyan Hotel.

Office lease from a Major Shareholder

In May 2014, the Company entered a lease with its major shareholder for office use; the lease term was three years until May 2017 with an option to renew. The monthly rent was RMB 5,000 ($774), the Company was required to prepay each year’s annual rent at 15th of May of each year. The Company renewed the lease until May 28, 2023 with monthly rents of RMB 5,000 ($774), payable quarterly. The future annual minimum lease payment at September 30, 2021 is $9,311 and $6,208 for each of the year ended September 30, 2022 and 2023, respectively.

12. INCOME TAXES

The Company was incorporated in the United States of America (“USA”) and has operations in one tax jurisdiction, i.e. the PRC. The Company generated substantially all of its sales from its operations in the PRC for the three and nine months ended September 30, 2021 and 2020, and recorded an income tax provision for each of such periods.

China has a tax rate of 25% for all enterprises (including foreign-invested enterprises).

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax, and penalties are classified in selling, general and administrative expenses in the statements of operations. For the three and nine months ended September 30, 2021 and 2020, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

13. STOCKHOLDERS’ EQUITY

On August 17, 2020, by unanimous written consent in lieu of a meeting, the Board adopted resolutions authorizing a one (1)-for-four (4) reverse stock split and on August 19, 2020 filed Articles of Amendment to effect the reverse stock split with the Secretary of State of the State of Colorado. The reverse stock split became effective on October 27, 2020. According to the Articles of Amendment, the Company is authorized to issue 20,000,000 shares of blank check preferred stock at

$0.001 par value and to reduce the number of authorized common stock to 500,000,000 shares at $.00001 par value per share from 950,000,000 shares. All share and earnings per share information has been retroactively adjusted to reflect the reverse stock split.

As of September 30, 2021 and December 31, 2020, the Company had 49,999,891 common shares issued and outstanding. In June 2020, 35,049,685 shares owned by Quanzhong Lin (the Chairman, President and major shareholder of Aixin Life)

were cancelled.

Stock Awards Issued for Services

On October 22, 2019, the Company granted and issued 37,500 shares to its employees and contractors under its 2019 Equity Incentive Plan. The stock awards were valued at $337,500 based on the post-split closing price of $9 on the grant date.

On October 24, 2019, the Company granted and issued 550,000 shares to its employees and contractors under its 2019 Equity Incentive Plan. The stock awards were valued at $1,520,200 based on the post-split closing price of $2.764 on the grant date.

The stock awards will vest over five (5) years from the grant date, and the grantee will forfeit a portion of the shares granted (“Shares Granted”) if the grantee is no longer employed by or contracted with the Company. Specifically, the grantee will forfeit 80% of Shares Granted if no longer employed by or contracted with the Company on the date that is one year from the grant date, forfeit 60% of Shares Granted if no longer employed by or contracted with the Company on the date that is two years from the grant date, forfeit 40% of Shares Granted if no longer employed by or contracted with the Company on the date that is three years from the grant date, and forfeit 20% of Shares Granted if no longer employed by or contracted with the Company on the date that is four years from the grant date. Effective on the 5th year from the grant date, none of the shares will be subject to forfeiture.

For the three months ended September 30, 2021 and 2020, stock-based compensation expenses were $92,885. For the nine months ended September 30, 2021 and 2020, stock-based compensation expenses were $278,655. As of September 30, 2021, unrecognized compensation expenses related to these stock awards are $1,137,092. These expenses are expected to be recognized over 4 years.

Forgiveness of shareholder’s loan

As of September 30, 2021, the Company’s major shareholder Mr. Lin forgave his loan to the Company for $2,448,654. The Company recorded this forgiveness of shareholder loan as additional paid-in capital.

Acquisition of Subsidiaries

As of December 31, 2019, the Company had advances to Aixintang Pharmacies and Aixin Shangyan Hotel in the aggregate amount of $4,053,587, including balances to Aixintang Pharmacies and affiliates in the amount of $3,981,766 and Aixin Shangyan Hotel in the amount of $71,821. The advances were made for the prepayment of future acquisition of these related parties. During the three months ended June 30, 2020, these prepayments were returned to the Company in full. The prepayment for acquisition and return of prepayment for acquisition were recorded in equity, resulting in change in additional paid-in capital as of December 31, 2019 and during the year ended December 31, 2020 as a result of the retrospective adjustments to reflect the acquisition under common control.

In May and June 2021, the Company entered into Equity Transfer Agreements with Aixin Shangyan Hotel and Aixintang Pharmacies (see Note 1). As of June 30, 2021, these two acquisitions have not been completed, and the Company made prepayment for the acquisitions to Mr. Lin in the aggregate amount of $4.5 million, or RMB 29 million.

As of September 30, 2021, the Company completed the acquisition of Aixin Shangyan Hotel and Aixintang Pharmacies, and the acquisition was accounted for as entities under common control. The difference between consideration given and net assets received was recognized in equity, resulting in a decrease of additional paid-in capital of $4,658,881.

14. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the three and nine months ended September 30, 2021 and 2020, the Company did not make any contribution to statutory reserve fund.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the three and nine months ended September 30, 2021 and 2020.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

15. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

Litigation

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise sold, employment matters, and litigation regarding intellectual property rights.

In December 2020, Jian Yiao (the “Plaintiff”) filed a complaint against Chengdu Aixintang Pharmacy Co., Ltd. (“Aixintang Pharmacy”, or the “Defendant”) in Zhangjiagang People’s Court in Jiangsu Province. The complaint alleges that Jian Yiao is entitled to $388,000 (RMB 2,500,000) from Aixintang Pharmacy for not fulfilling the contractual obligation of a purchase agreement entered in March 2020 (the “Purchase Agreement”). Aixintang Pharmacy claimed that the Purchase Agreement was falsely entered by an employee through forged documents, and that Aixintang Pharmacy did not enter the Purchase Agreement. The Court determined that Aixintang Pharmacy breached the Purchase Agreement by not delivering the products ordered and ordered Aixintang Pharmacy to pay $388,000 (RMB 2,500,000) to the Plaintiff. In December 2020, Aixintang Pharmacy filed a motion in the Jiangsu Suzhou Intermediate People’s Court against the determination reached from the first trial.

In February 2021, the judge in the Jiangsu Suzhou Intermediate People’s Court denied the Defendant’s motion and upheld the judgment from the first trial. In March 2021, Aixintang Pharmacy filed another motion to the Jiangsu High People’s Court on the basis that the Purchase Agreement was forged. To date, this legal proceeding remains pending.

In November 2021, the Company and Mr. Quanzhong Lin agreed that Mr. Lin shall assume any losses arising from this legal proceeding. As such, the Company did not accrue contingent losses from this legal proceeding as of September 30,

2021.

The Company believes that current pending litigation will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

16. SUBSEQUENT EVENT

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company has no material subsequent events.